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                                                                    Exhibit 3.1

                                STATE OF ARIZONA
                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                  SIMULA, INC.,
                             an Arizona corporation

         Pursuant to Sections 10-1001 et seq., including Section 10-1006, of the Arizona General Corporation Law, Simula Inc., an Arizona corporation, which was incorporated on July 23, 1975, and amended its Articles of Incorporation on October 15, 1981, March 11, 1983, September 3, 1987, March 2, 1992, and June 23, 1995, hereby adopts the following sixth Articles of Amendment as follows:

         FIRST:   The name of the Corporation is SIMULA, INC.

         SECOND: The Articles of Incorporation of Simula, Inc., as amended, are amended and restated in their entirety as set forth on Exhibit A hereto.

         THIRD: Pursuant to Sections 10-1001 et seq. of the Arizona General Corporation Law, this amendment was adopted by the board of directors of Simula, Inc. on March 12, 1996, and approved by its shareholders on June 20, 1996.

         FOURTH: The shares outstanding and entitled to vote on the amendment were 8,943,127 shares of Common Stock, and no other shares were entitled to vote as a class or series.

         FIFTH: The number of shares voted for the amendment was 8,090,102, the number of shares voted against was 3,480 and the number of shares that abstained from voting was 849,545.

         SIXTH: The amendment does not provide for an exchange, reclassification or cancellation of issued shares of Simula, Inc.

         IN WITNESS WHEREOF, the undersigned officers hereby certify this 1st day of July, 1996 that the foregoing amendment has been duly adopted in accordance with Sections 10-1001 et seq. of the Arizona General Corporation Law.


                                        /s/ Bradley Forst
                                        -----------------------------------
                                        Bradley P. Forst
                                        Vice President and Corporate Secretary
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STATE OF ARIZONA    )
                    ) ss.    ACKNOWLEDGMENT
County of Maricopa  )

                  On this 1st day of July, 1996, before
me, the undersigned Notary Public, personally appeared Bradley P. Forst, Vice President and Corporate Secretary, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he executed the same for the purposes therein contained.

                  IN WITNESS WHEREOF, I have hereunto set may hand and official seal on the day and year first above written.


                                        /s/
                                        -----------------------------------
                                        Notary Public

My Commission Expires:

     11/97
-------------------------

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                                    EXHIBIT A

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       of
                                  SIMULA, INC.
                             AN ARIZONA CORPORATION

                  The undersigned persons have associated themselves for the purpose of continuing a corporation under the laws of Arizona and adopt the following Amended and Restated Articles of Incorporation. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation filed on July 14, 1975, as amended by the Articles of Amendment filed on October 15, 1981, as amended by the Articles of Amendment filed on March 11, 1983, as amended by the Articles of Amendment filed on September 3, 1987, as amended by the Amended and Restated Articles of Incorporation filed on March 2, 1992, and as amended by the Articles of Amendment filed on June 23, 1995.

         1. NAME. The name of this Corporation is:

                                  SIMULA, INC.

         2. STATUTORY PLACE OF BUSINESS. The statutory place of business of the Corporation shall be 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004.

         3. PURPOSE AND POWERS. This Corporation is organized for the transaction of any and all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

         4. INITIAL BUSINESS. The general nature of the business initially transacted by the Corporation was the research, development and manufacturing of crashworthy aircraft components and related structural products. The general nature of the business presently transacted by the Corporation is the design and manufacturing of occupant safety systems and devices for a wide range of air, ground, and sea transportation vehicles.

         5. CAPITAL STOCK. The aggregate number of shares of capital stock that the Corporation shall be authorized to issue is One Hundred Million (100,000,000) shares, which shall consist of the following:

                  a) Common Stock. The authorized common stock of the Corporation shall be fifty million (50,000,000) shares of Common Stock, par value $.01 per share.

                           (i) Consideration. Stock shall be issued when paid for in cash, past services, real property or personal property and shall, when issued, be fully paid for and forever nonassessable. The judgment of the Board of Directors as to the value of any property contributed or services rendered in exchange for stock shall be conclusive.

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                           (ii) Voting Rights. Except with respect to the
         election of directors, where cumulative voting is required, the holders of the Common Stock shall be entitled to one vote for each share held by them of record on the books of the Corporation.

                  b) SERIAL PREFERRED STOCK. The authorized preferred stock of the Corporation shall be Fifty Million (50,000,000) shares of serial preferred stock, par value $.05 per share. Subject to the terms and provisions of this Article 5, the Board of Directors of the Corporation is authorized to provide, from time to time, for the issuance of shares of serial preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

                           (i) The serial designation and authorized number of
                 shares;

                           (ii) The dividend rate, the date or dates on which
                 such dividends will be payable, and the extent to which such dividends may be cumulative;

                           (iii) The amount or amounts to be received by the
                 holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation;

                           (iv) The voting rights, if any, of the holders;

                           (v) The price or prices at which shares may be
                 redeemed and any terms, conditions and limitations upon such redemption;

                           (vi) Any sinking fund provisions for redemption or
                 purchase of shares of such series; and

                           (vii) The terms and conditions, if any, on which
                 shares may be converted at the election of the holders thereof into shares of other capital stock, or of other series of serial preferred stock of the Corporation.

         Each series of serial preferred stock, in preference to the common stock, will be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the serial preferred stock, in preference to the common stock, will be entitled to receive such amount or amounts as may be fixed by the Board of Directors of the Corporation pursuant to the authority herein conferred upon it. Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be canceled by the Corporation and returned to the status of authorized but unused preference stock. All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of the series.



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         6. STATUTORY AGENT. The Corporation appoints Bradley P. Forst, 2700
North Central Avenue, Suite 1000, Phoenix, Arizona 85004, its statutory agent in and for the State of Arizona. This appointment may be revoked at any time by the Board of Directors authorizing and directing the filing with the Arizona Corporation Commission of a statement in accordance with A.R.S. Section 10-502.

         7. BOARD OF DIRECTORS. The number of directors of the Corporation shall be not less than two (2) nor more then fifteen (15) and may be altered from time to time as may be provided in the Bylaws. In case of any increase in the number of directors, the additional directors may be elected by the directors or by the shareholders at any annual or special meeting, as shall be provided in the Bylaws. If the board of directors shall consist of nine or more members as determined pursuant to the Bylaws and by the board of directors, in lieu of electing the whole number of directors annually, the directors shall be divided into two or three classes, the number in each class to be fixed nearly as equal in number as possible. The term of office of directors of the first class shall expire at the first annual meeting of the shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class, if any, shall expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if their are two classes, or until the third succeeding annual meeting, if there are three classes.

         The initial Board of Directors shall consist of two (2) persons, who shall serve until their successors are qualified according to the Bylaws, and whose names and addresses are:

     Name                                       Mailing Address

     Stanley P. Desjardins                      8307 East Buena Terra Way
                                                Scottsdale, Arizona 85253

     Frederick E. Arndt                         14628 North 38th Avenue
                                                Phoenix, Arizona 85023

         8. INCORPORATORS. The names and addresses of the original incorporators are:

     Name                                       Mailing Address

     Stanley P. Desjardins                      8307 East Buena Terra Way
                                                Scottsdale, Arizona 85253

     Frederick E. Arndt                         14628 North 38th Avenue
                                                Phoenix, Arizona 85023

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         9. DIRECTOR CONFLICTS OF INTEREST. To the extent permitted and in accordance with A.R.S. Section 10-860, et seq., no contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose.

         10. ELIMINATION OF DIRECTOR LIABILITY. The personal liability of the directors to the Corporation and its shareholders for monetary damages by reason of their conduct as directors shall be limited or eliminated to the fullest extent permitted by Arizona law.

         11. POWERS OF THE BOARD OF DIRECTORS. All of the powers of this Corporation, insofar as the same may lawfully be vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.

         12. ARIZONA TAKEOVER ACT. The Corporation elects to be governed by
Article 2 (Control Share Acquisitions), and Article 3 (Business Combinations), of the Arizona Takeover Act, Arizona Revised Statutes Section 10-2701 et seq.



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